Exhibit 10.5

PLEDGE AGREEMENT

This Pledge Agreement (the “Agreement”) is made as of June 23, 2010, between LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (“LMT”), and ENTERPRISE BANK & TRUST, a Missouri banking corporation (“Bank”).

Preliminary Statements

(a)                                  Liquidmetal Coatings, LLC, a Delaware limited liability company (“LMC”), and its wholly-owned subsidiary, Liquidmetal Coatings Solutions, LLC, a Delaware limited liability company (“LMCS”), have requested that Bank provide credit to LMC and LMCS.

(b)                                 LMT, as owner of 47,436.25 Class A Common Units of LMC (the “Pledged Equity Interests”), will benefit directly or indirectly from Bank’s provision of credit to LMC or LMCS and, as such, has agreed to pledge to Bank and to grant to Bank a security interest in the Pledged Equity Interests and the other Pledged Collateral referred to below to secure various obligations, all as more particularly described below.

NOW, THEREFORE, to induce Bank to extend credit to LMC or LMCS, and in recognition that Bank would not extend credit to LMC or LMCS on the same terms but for LMT’s agreements hereunder, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agrees as follows:

1.                                       Pledge.  LMT pledges and hypothecates to Bank, and grants to Bank a security interest in, all of LMT’s right, title and interest in and to the following property, whether such property or right, title or interest is now owned or existing or hereafter acquired or arising (collectively, the “Pledged Collateral”):

(a)                                  the Pledged Equity Interests and all certificates representing the Pledged Equity Interests, and all distributions, dividends, cash, instruments and other property from time to time received or receivable or distributed or distributable in respect of or in exchange for all or any part of the Pledged Equity Interests; and

(b)                                 all additional membership units and all other equity interests and securities of any nature whatsoever of Issuer, and all certificates, if any, representing such additional membership units, other equity interests, other securities, and all distributions, dividends, cash, instruments and other property from time to time received or receivable or distributed or distributable in respect of or in exchange for any or all of such membership units, other equity interests and other securities; and

(c)                                  all proceeds of each of the foregoing.

The term “proceeds,” as used in subsection (c) immediately above, has the meaning given to it in Article 9 of the Uniform Commercial Code as in effect in the State of Missouri from time to time.  The term “Issuer,” as used in this Agreement, means any issuer of any Pledged Equity Interests, including, without limitation, any successor to the original issuer of such Pledged Equity Interests.

Notwithstanding the foregoing provisions of this Section 1, non-liquidating cash distributions paid by Issuer to LMT shall cease to be Pledged Collateral if, at the time of such payment, such distributions and the payment thereof are permitted under the Credit Agreement (as defined below).

2.                                       Security for Obligations.  This Agreement secures the payment and performance of all existing and future obligations of any nature whatsoever of:

(a)                                  each of LMC and LMCS to Bank, including, without limitation, all amounts payable under the Credit Agreement and the other Credit Documents to which LMC or LMCS is a party; and

(b)                                 LMT under this Agreement and any other Credit Documents to which LMT is a party;

in each case irrespective of whether such obligations are for principal, interest, fees, expenses, indemnification obligations or otherwise and irrespective of whether such obligations are existing, future, contingent, joint, several, direct, indirect, acquired, matured, unmatured or otherwise.  All such obligations, including all renewals, replacements, extensions, amendments and other modifications thereof are collectively referred to herein as the “Obligations.”

3.                                       Delivery of Pledged Collateral.  All certificates or instruments representing or evidencing any of the Pledged Collateral shall be delivered to and held by or on behalf of Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Bank.  If an Event of Default exists, Bank shall have the right, in its discretion and without notice to LMT, to transfer to or to register in the name of Bank or any of its nominees as pledgee any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a) below.

4.                                       Representations and Warranties.  LMT represents and warrants as follows:

(a)                                  The Pledged Equity Interests constitute not less than 69.25% of the issued and outstanding Class A Common Units of LMC issued and outstanding on the date hereof.  The Pledged Equity Interests have been duly authorized and were validly issued to LMT.  No options, warrants or other rights to acquire or sell, or to exercise any voting rights with respect to, any Pledged Equity Interests are outstanding, except for (i) the voting and related rights of C3 under the C3 Proxy, and (ii) the rights of LMC and other equity holders of LMC under the LMC Operating Agreement, as modified by the attached Consent of Issuer and Equity Holders.

(b)                                 LMT is the legal and beneficial owners of the Pledged Collateral free and clear of any security interest or other Lien, except for Permitted Liens.

(c)                                  The pledge of the Pledged Equity Interests pursuant to this Agreement creates a valid security interest in the Pledged Collateral, securing the payment and performance of the Obligations, subject to no Liens other than Permitted Liens.  Bank’s security interest in the Pledged Collateral will be perfected upon Bank taking possession of the security certificates representing the Pledged Equity Interests, together with endorsements or similar transfer instruments relating thereto signed in blank by LMT.

(d)                                 No authorization, approval, consent or other action by, and no notice to or filing with, any Person (including, without limitation, Issuer, any other equity holder of Issuer or any governmental authority or regulatory body), is required either (i) for the pledge by LMT of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by LMT, or (ii) for the exercise by Bank of any of its rights and remedies provided for in this Agreement , except for (A) any such authorization, approval, consent, action, notice or filing which has been obtained or made, as the case may be, and which is currently in effect, and (B) compliance with any applicable federal and state securities laws in connection with the disposition of any Pledge Collateral constituting securities under such laws.

5.                                       Further Assurances.  LMT, at its expense, will promptly execute and deliver all further instruments and documents, and take all further action, that Bank may reasonably request from time to time in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Bank to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

6.                                       Voting Rights.

(a)                              So long as no Event of Default exists, LMT (subject to the C3’s rights under the C3 Proxy) shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Credit Document.

(b)                                 Upon the occurrence and during the continuance of any Event of Default, any rights of LMT (or C3) to exercise the voting and other consensual rights which LMT (or C3) would otherwise be entitled to exercise pursuant to Section 6(a) above shall cease, and all such rights shall thereupon become vested in Bank who shall thereupon have the sole right to exercise such voting and other consensual rights; provided; however, that nothing in this Section 6(b) shall impose any duty on Bank to exercise any voting or other rights granted to Bank pursuant to this Section 6.  C3, by its signature on the attached Consent of Issuer and Equity Holders, specifically consents to the provisions of this Section 6(b); it being understood, however, that Bank may elect, pursuant to the grant of a proxy or otherwise, to permit C3 to exercise the voting and other rights granted to Bank pursuant to this Section 6(b).

7.                                       Transfers and Other Liens; Additional Equity Interests.

(a)                                  LMT will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any security interest or other Lien with respect to any of the Pledged Collateral, except for Permitted Liens; and

(b)                                 LMT will pledge hereunder, immediately upon LMT’s acquisition (directly or indirectly) thereof, any and all additional membership units, other equity interests and other securities of Issuer in which LMT has or acquires any interest at any time.

8.                                       Bank Appointed Attorney-in-Fact.  LMT appoints Bank as LMT’s attorney-in-fact, with full authority in the place and stead of LMT and in the name of LMT or otherwise, so long as an Event of Default exists, to take any action and to execute any instrument which Bank may deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to LMT representing any distribution or other payment in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to exercise any voting and other rights available to Bank pursuant to Section 6(b) above.

9.                                       Bank May Perform.  If LMT fails to perform any agreement contained herein after request by Bank to perform such agreement, Bank may itself perform, or cause the performance of, such agreement, and the expenses of Bank incurred in connection therewith shall be payable by LMT pursuant to Section 12 below.

10.                                 Reasonable Care.  Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Bank accords its own property, it being understood that Bank shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Bank has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

11.                                 Remedies Upon Default.  If any Event of Default exists:

(a)                                  Bank may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in the State of Missouri at that time, and Bank may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parts at public or private sale, at any exchange, broker’s board or at any of Bank’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable.  LMT agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to LMT of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Bank shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  With respect to any of the Pledged Collateral that consists of securities not registered under the securities laws of the United States or any state, LMT agrees that it shall be commercially reasonable for Bank to sell the Pledged Collateral to a buyer who will represent that such buyer is purchasing solely for investment and not with a view to the resale or distribution of such securities, or in such other manner as counsel for Bank may require to comply with applicable securities laws.

(b)                                 Any cash held by Bank as Pledged Collateral and all cash proceeds received by Bank in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Bank, be held by Bank as collateral for, and/or then or at any time thereafter applied in whole or in part by Bank against, all or any part of the Obligations and, in the case of any such application, in such order as Bank shall elect.  Any surplus of such cash or cash proceeds held by Bank and remaining after payment in full of all the Obligations shall be paid over to LMT or to whomsoever may be lawfully entitled to receive such surplus.

12.                                 Expenses.  LMT will pay to Bank upon its demand all reasonable costs, fees and other expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Bank may incur in connection with (a) the sale or other realization of any Pledged Collateral, (b) the exercise or enforcement of any of the Bank’s rights or remedies under this Agreement or applicable law, and/or (c) LMT’s failure to pay, perform or observe any of its obligations under this Agreement.

13.                                 Continuing Security Interest; Bank’s Transfer.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of all Obligations and the termination of any duty on Bank’s part to extend any credit to or for the benefit of LMC or LMCS, (b) be binding upon LMT and LMT’s successors and assigns, and (c) inure to the benefit of Bank and its successors and assigns.  Without limiting the generality of the foregoing clause (c), Bank may assign or otherwise transfer any of its rights under this Agreement to any other Person, and such Person shall thereupon become vested with the benefits in respect thereof granted to Bank herein or otherwise.  Upon the indefeasible payment in full of the Obligations and the termination of any duty on Bank’s part to extend credit to or for the benefit of LMC or LMCS, LMT shall be entitled to the return, upon LMT’s request and at LMT’s expense, of such of the Pledged Collateral as shall not have been otherwise applied pursuant to the terms hereof or under applicable law.

14.                                 Governing Law.  This Agreement shall be governed by the laws of the State of Missouri without regard to any choice of law rule which gives effect to the laws of any other jurisdiction, except to the extent the laws of any other jurisdiction shall govern the perfection, the effect of perfection or nonperfection, or the priority of any security interests created under this Agreement.

15.                                 Consent to Jurisdiction.  As part of the consideration for new value this day received, LMT consents to the jurisdiction of any state or federal court located in Jackson County, Missouri, and waives personal service of any and all process upon LMT and consents that all such service of process be made by certified or registered mail directed to LMT at LMT’s last known address as reflected in Bank’s records and service so made shall be deemed to be completed upon delivery thereto.  LMT waives any objection to jurisdiction and venue of any action instituted against LMT as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.  LMT further agrees not to assert against Bank (except by way of a defense or counterclaim in a proceeding initiated by Bank) any claim or other assertion of liability with respect to this Agreement, any of the other Credit Documents, Bank’s actions or inactions or otherwise in any jurisdiction other than the foregoing jurisdictions.  Nothing in this Section shall prohibit Bank from asserting any claims or other assertions of liability against LMT or any of LMT’s properties in any other courts that have proper jurisdiction.

16.                                 Waiver of Jury Trial; Limitation on Damages.  To the fullest extent permitted by law, and as separately bargained-for consideration to Bank, LMT waives any right to trial by jury (which Bank also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or otherwise relating to this Agreement or any of the other Credit Documents or Bank’s actions or inactions.  To the fullest extent permitted by law, and as separately bargained-for consideration to Bank, LMT also waives any right it may have at any time to claim or recover in any litigation or other dispute involving Bank, whether the underlying claim or dispute sounds in contract, tort or otherwise, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  LMT acknowledges that Bank is relying upon and would not enter into the transactions described herein on the terms and conditions set forth herein but for LMT’s waivers and agreements under this Section.

17.                                 Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Bank to exercise remedies in a commercially reasonable manner, LMT acknowledges and agrees that it is not commercially unreasonable for Bank (a) to fail to incur expenses reasonably deemed significant by Bank to prepare Pledged Collateral for disposition, (b) to fail to obtain third party consents for access to Pledged Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Pledged Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Persons obligated on Pledged Collateral or to fail to remove Liens on or any adverse claims against Pledged Collateral, (d) to exercise collection remedies against Persons obligated on Pledged Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Pledged Collateral through publications or media of general circulation, whether or not the Pledged Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as LMT, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Pledged Collateral, whether or not the Pledged Collateral is of a specialized nature, (h) to dispose of Pledged Collateral by utilizing internet sites that provide for the auction of properties of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers, (i) to dispose of property in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Bank against risks of loss, collection or disposition of Pledged Collateral or to provide to Bank a guaranteed return from the collection or disposition of Pledged Collateral, or (l) to the extent deemed appropriate by Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Bank in the collection or disposition of any of the Pledged Collateral.  LMT acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Bank would fulfill Bank’s duties under the Uniform Commercial Code or other law of any other relevant jurisdiction in Bank’s exercise of remedies against the Pledged Collateral and that other actions or omissions by Bank shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limiting the foregoing, nothing contained in this Section shall be construed to grant any rights to LMT or to impose any duties on Bank that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

18.                                 Hypothecation; Limitation on Liability.

(a)                                  LMT has not guaranteed the payment or performance of the Obligations of LMC or LMCS to Bank and, to the extent of such Obligations, this Agreement shall act as a hypothecation of LMT’s interest in the Pledged Collateral as security for such Obligations.  Nothing herein imposes any personal liability on LMT for the payment or performance of LMC’s or LMCS’ Obligations to Bank, and Bank’s only recourse against LMT in respect of such Obligations shall be the Pledged Collateral.

(b)                                 LMT is personally liable for the payment and performance of the Obligations of LMT to Bank.  Bank’s recourse in respect of such Obligations shall be not only the Pledged Collateral but, to the extent permitted by applicable law, all other assets of LMT, and without regard to whether a security interest therein has been granted to Bank.

(c)                                  The liability of LMT under this Agreement shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement or any other Credit Documents or any other credit agreement, promissory note or other agreement or document relating to any of the Obligations (collectively, the “Transaction Documents”); (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document; (iii) any exchange, release, non-perfection or other impairment of any collateral, any release of any Person (including, without limitation, LMC, LMCS or any surety) liable in whole or in part, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, LMC, LMCS or a surety.  This Agreement shall continue to be effective or be reinstated, as the case may be, if (i) at any time any payment of any Obligations is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of LMC or LMCS or otherwise, all as though such payment had not been made, or (ii) this Agreement is released in consideration of a payment of money or transfer of property or grant of a security interest by LMT or any other Person and such payment, transfer or grant is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of such Person or otherwise, all as though such payment, transfer or grant had not been made.

19.                                 Additional Definitions.  In addition to any other terms defined herein, for purposes of this Agreement the following terms have the following meanings (terms defined in the singular below or elsewhere in this Agreement are to have a corresponding meaning when used in the plural and vice versa):

“C3” means, collectively, C3 Capital Partners, L.P. and C3 Capital Partners II, L.P.

“C3 Proxy” means the Irrevocable Springing Proxy, dated on or about July 24, 2007, from LMT in favor of C3.

“Credit Agreement” means the Credit Agreement, dated on or about the date hereof, among LMC, LMCS and Bank, as the same may be amended, renewed, restated, replaced, consolidated or otherwise modified from time to time

“Credit Documents” means, collectively, the Credit Agreement, the Notes referred to therein, this Agreement, the other Credit Documents referred to in the Credit Agreement and other existing or future agreements or documents which evidence, secure or otherwise relate to any Obligations, as any of the foregoing may be amended, renewed, restated, replaced, consolidated or otherwise modified from time to time.

“Event of Default” means (a) an “Event of Default,” as defined in the Credit Agreement, or (b) LMT’s, LMC’s or LMCS’s failure to pay, perform or observe any obligation of such Person to Bank beyond any applicable grace, cure or notice period.

“Lien” means any pledge, security interest, hypothecation, assignment, deposit arrangement, mortgage, deed of trust, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

“LMC Operating Agreement” means the First Amended and Restated Operating Agreement of Liquidmetal Coatings, LLC dated February 22, 2008, as amended by Amendment No. 1 to First Amended and Restated Operating Agreement of Liquidmetal Coatings, LLC dated October 6, 2009, and Amendment No. 2 to First Amended and Restated Operating Agreement of Liquidmetal Coatings, LLC dated April 30, 2010.

“Permitted Liens” means, collectively, (a) Liens in favor of Bank, (b) Liens in favor of C3 pursuant to the Pledge Agreement, dated as of July 24, 2007, among LMT and C3, and (c) to the extent constituting a Lien, C3’s voting and related rights under the C3 Proxy.

“Person” means an individual, corporation, limited liability company, partnership, trust, governmental entity or any other entity, organization or group whatsoever.

20.                                 Miscellaneous.  No waiver of any provision of this Agreement nor consent to any departure by LMT herefrom shall be effective unless the same shall be in writing and signed by Bank and LMT, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The section headings herein are solely for convenience and shall not be deemed to limit or otherwise affect the meaning or scope of any part of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing the Agreement or any portion of it to be drafted.  If any provision of this Agreement shall be unlawful, then such provision shall be null and void, but the remainder of this Agreement shall remain in full force and effect and be binding on the parties.  This Agreement may be validly executed and delivered by fax, e-mail or other means, and by use of multiple counterpart signature pages.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:
Title:

ENTERPRISE BANK & TRUST

By:
Name:
Title:

Pledge Agreement – Consent

Consent of Issuer and Equity Holders

This Consent of Issuer and Equity Holders (the “Consent”) is given in connection with the above Pledge Agreement (the “Pledge Agreement”) between Liquidmetal Technologies, Inc. (“LMT”), and Enterprise Bank & Trust (“Bank”).  Capitalized terms used and not defined in this Consent have the meanings given to them in the Pledge Agreement.

Liquidmetal Coatings, LLC, a Delaware limited liability company, the Issuer referred to in the Pledge Agreement, (1) consents to LMT and Bank entering into the Pledge Agreement, (2) agrees to be bound by any provisions in the Pledge Agreement which are stated to apply to Issuer, and (3) represents and warrants to Bank that (a) all representations and warranties made by LMT in Sections 4(a) and 4(d) of the Pledge Agreement are accurate and complete and are not misleading in any respect, (b) LMT is the sole holder of the Pledged Equity Interests according to Issuer’s records, and (c) Issuer has not received any notice of any competing Lien or other claim with respect to the Pledged Equity Interests, except for C3’s rights as a holder of a Permitted Lien.  Issuer and each equity holder of LMC below (each, an “Equity Holder” and, collectively, the “Equity Holders”) consents to Bank now or hereafter exercising any of its rights or remedies described in the Pledge Agreement or available at law or in equity, including, without limitation, Bank’s exercise of any of its voting or other rights described in Section 6 of the Pledge Agreement and Bank’s foreclosure or other disposition of any Pledged Collateral to any Person, and that such Person may succeed to and enjoy all economic, voting and other rights and benefits held by LMT with respect to such Pledged Collateral prior to its foreclosure or other disposition.  Issuer agrees to comply with Bank’s instructions relating to such rights and remedies without further consent of LMT or any other Person.  Issuer further agrees not to issue any membership units or other equity interests or other securities in addition to or in substitution for any Pledged Collateral except to Bank and in compliance with the provisions of Section 7(b) of the Pledge Agreement.  Issuer further agrees that its Class A Common Units (i.e., the Pledged Equity Interests) constitute a “security” for purposes of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware or any other applicable jurisdiction, and that, so long as Issuer or any of its subsidiaries owes any indebtedness or other obligations to Bank, or Bank has any duty to extend credit to or for the benefit of Issuer or any of its subsidiaries, Issuer shall not take or acquiesce in any action whereby its Class A Common Units cease to constitute a “security” as provided above.

The undersigned Equity Holders of LMC, constituting all holders of any equity interests of LMC, consent to LMT entering into the Pledge Agreement and to its provisions (including any such provisions stated to be applicable to an Equity Holder) and to Issuer entering into this Consent; and Issuer and Equity Holders agree that the provisions of the Pledge Agreement and this Consent regarding Bank’s rights and remedies with respect to the Pledged Collateral shall prevail over any conflicting provisions of the LMC Operating Agreement or any of LMC’s other organizational documents or any other agreement between or among Issuer and any Equity Holders, or among any Equity Holders.

Without limiting the foregoing, Issuer and Equity Holders agree that (1) Issuer’s Board of Managers have consented to, or shall be deemed to have consented to, the grant of the security interest under and all other provisions of the Pledge Agreement; (2) none of the grant of any Liens to Bank pursuant to the Pledge Agreement, any sale or other realization of any Pledged Collateral pursuant to the Pledge Agreement, or any purchase or other acquisition of any Pledged Collateral pursuant to or in lieu of foreclosure shall be subject to any right of first refusal, purchase option, purchase right, drag-along right, tag-along right or any other right of Issuer, any Equity Holder or any other Person under Article XII or under any other Article of the LMC Operating Agreement or otherwise, nor shall any such grant, sale, other realization, purchase or other acquisition be subject to any transfer restriction or other restriction or requirement contained in such Article XII or in any other Article of the LMC Operating Agreement or otherwise; and (3) any purchaser of any Pledged Equity Interests pursuant to or in lieu of foreclosure shall have full voting rights, management participation rights and similar rights with respect to such Pledged Equity Interests, and, without limiting the foregoing, shall be deemed to be a Substituted Member under the LMC Operating Agreement merely by executing and delivering to Issuer a written acceptance and adoption of the provisions of the LMC Operating Agreement, and without the need to comply with any other requirement or provision of Section 12.7 of the LMC Operating Agreement or any other requirement or provision of the LMC Operating Agreement or any other agreement.

This Consent shall be governed by the same law that governs the Pledge Agreement.  This Consent may be validly executed and delivered by fax, e-mail or means, and by use of multiple counterpart signature pages.

[signature page(s) to follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Consent as of the date of the Pledge Agreement.

Issuer:	Equity Holders:

LIQUIDMETAL COATINGS, LLC	C3 CAPITAL PARTNERS, L.P.

	By:	C3 Capital Partners, LLC,
its general partner
By:

By:
By:

C3 CAPITAL PARTNERS II, L.P.
By
	By:	C3 Capital Partners II, LLC,
its general partner
By:

Being All of Its Board of Managers		By:

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:
Title:

LARRY BUFFINGTON, an individual

GLOBAL STRATEGY & CAPITAL GROUP, INC., d/b/a CRESO Capital Partners

By:
Name:
Title:

Pledge Agreement – Consent